Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of (No. 333-182609) of Western Asset Management Company of our report dated June 13, 2014 relating to the financial statements of The Western Asset Management 401(k) Plan and Trust as of December 31, 2013 and 2012 and for the year ended December 31, 2013, which appears in this Form 11-K.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland
June 13, 2014